                                                                      Exhibit 20

                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  March 1 to March 31, 1999
Distribution Date:  April 15, 1999


Statement for Class A and Class B Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement

                                                                                                           Per $1,000 of Original
                                                                                                              Class A/Class B
                                                                                                             Certificate Amount
                                                                                                           ---------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                                     (0.00)            0.0000000
          Class A-2 Note  Amount                                                              9,466,473.11           143.4314108
          Class A-3 Note  Amount                                                                      0.00             0.0000000
          Class B  Note  Amount                                                                       0.00             0.0000000
          Certificates  Amount                                                                        0.00             0.0000000


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                      0.00             0.0000000
          Class A-2 Note  Amount                                                                292,796.11             4.4363048
          Class A-3 Note  Amount                                                                236,472.63             5.1250000
          Class B  Note  Amount                                                                 140,304.00             5.3333333
          Certificates  Amount                                                                  112,535.50             6.4166667


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)            138,594,789.22


(iv)   Class A-1 Notes Balance (end of Collection Period)                                             0.00
        Class A-1 Pool Factor (end of Collection Period)                                                               0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                   48,608,789.22
        Class A-2 Pool Factor (end of Collection Period)                                                               0.7364968
        Class A-3 Notes Balance (end of Collection Period)                                   46,141,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                               1.0000000
        Class B Notes Balance (end of Collection Period)                                     26,307,000.00
        Class B Pool Factor (end of Collection Period)                                                                 1.0000000
        Certificates Balance (end of Collection Period)                                      17,538,000.00
        Certificates Pool Factor (end of Collection Period)                                                            1.0000000


(v)  Basic Servicing Fee                                                                        123,384.39             0.2705881


(vi)   Aggregate Net Losses                                                                     258,022.34

(vii)   Reserve Account Balance after Giving Effect to Payments                               7,827,192.46
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                     8,281,608.05
       Made on Distribution Date
        Draws on Reserve Account                                                                      0.00
        Deposits to Reserve Account                                                             686,071.75


                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  March 1 to March 31, 1999
Distribution Date:  April 15, 1999


Statement for Class A and Class B Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement

                                                                                                           Per $1,000 of Orginal
                                                                                                              Class A/Class B
                                                                                                             Certificate Amount
                                                                                                           ---------------------
(viii)   Class A-1 Notes Interest Carryover Shortfall                                                 0.00             0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                                 0.00             0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                                 0.00             0.0000000
         Class B Notes Interest Carryover Shortfall                                                   0.00             0.0000000
         Certificates Interest Carryover Shortfall                                                    0.00             0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                                0.00             0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                                0.00             0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                                0.00             0.0000000
         Class B Notes Principal Carryover Shortfall                                                  0.00             0.0000000
         Certificates Principal Carryover Shortfall                                                   0.00             0.0000000


(ix)     Additional Principal Distributable Amount                                                    0.00


(x)      Aggregate Purchase Amount of Receivables Repurchased by the Seller
         or purchased by Servicer                                                                     0.00


(xi)     Delinquent Contracts
                                                                                            Number             Balance
                                                                             -------------------------------------------------------
           30-59 Days                                                                        509                    4,300,859.67
           60-89 Days                                                                        118                    1,020,744.65
           90 Days or More                                                                   165                    1,181,673.42
           Financed Vehicles repossessed but not yet Charged-off                              40                      348,032.69



ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                             0.1283407
Weighted Average Remaining Term of Remaining Portfolio                                          33.4991303

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                    0.0036995
     (ii)  Preceding Collection Period                                                           0.0025276
     (iii) Current Collection Period                                                             0.0017427
     (iv)  Three Month Average                                                                   0.0026566

Ending Portfolio Balance                                                                    138,594,789.22


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